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                                                                   Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-8506 on Form S-8 effective September 25, 1986; in Registration Statement No. 33-25931 on Form S-8 effective December 28, 1988; in Registration Statement No. 33-6880 on Form S-8 as amended by Post-Effective Amendment No. 1 effective December 22, 1989; in Registration Statement No. 33-32783 on Form S-8 effective January 11, 1990; in Registration Statement No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990; in Post-Effective Amendment No. 2 to Registration Statement No. 33-6880 on Form S-8 effective April 9, 1990; in Registration Statement No. 33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990; in Registration Statement No. 33-47680 on Form S-8 effective May 5, 1992; in Registration Statement No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994; in Registration Statement No. 33-29493 on Form S-8 as amended by Post-Effective Amendment No. 2 effective September 27, 1994; in Registration Statement No. 33-62671 on Form S-8 effective September 15, 1995; in Registration Statement No. 33-62669 on Form S-8 effective September 15, 1995; in Registration Statement No. 333-26197 on Form S-8 effective April 30, 1997; and in Registration Statement No. 333-80777 on Form S-8 effective June 16, 1999 of Irwin Financial Corporation of our report dated January 24, 2000 relating to the financial statements, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Dated: March 20, 2000


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